UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On May 14, 2025 (the “Subsequent Closing Date”), Rio Grande LNG Super Holdings, LLC, a Delaware limited liability company (“Super Holdings”) and an indirect subsidiary of NextDecade Corporation (the “Company” or “NEXT”), entered into an amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), by and among Super Holdings, as borrower, Atlantic Park Strategic Capital Master Fund II, L.P., as the administrative agent and collateral agent (the “Administrative Agent” or “Collateral Agent”, as applicable) and the financial institutions party thereto as lenders dated as of December 31, 2024 (the “Original Closing Date”).

The Amendment provides for an incremental $50,000,000 term loan (the “Incremental Term Loan”) to Super Holdings to be used for general corporate purposes and working capital requirements of NEXT and its subsidiaries, including development costs related to the fourth and fifth liquefaction trains and related common facilities at the Rio Grande LNG multi-plant integrated natural gas liquefaction and liquefied natural gas export terminal facility at the Port of Brownsville in southern Texas (the “Rio Grande LNG Facility”), and to pay fees and related transaction expenses associated with the Incremental Term Loan. The Incremental Term Loan was added to, and thereafter constitutes a part of, the same series of indebtedness as the existing term loan issued in an original principal amount of $175,000,000 pursuant to the Credit Agreement (the “Original Term Loan”). The Incremental Term Loan is subject to the same interest rates, maturity date and prepayment terms as the Original Term Loan and benefits from the same restrictive covenants and security interests as the Original Term Loan, in each case as described in the Company’s Current Report on Form 8-K filed on January 6, 2025.

One of the lenders of the Incremental Term Loan is a fund managed by Bardin Hill Investment Partners, LP (“Bardin Hill”), and Avinash Kripalani, one of the members of the Company’s Board of Directors, is a Partner at Bardin Hill. Mr. Kripalani did not participate in any of the Board of Director’s discussion or approval of the Incremental Term Loan.

Warrants

In connection with entering into the Amendment, NEXT issued common stock purchase warrants exercisable at $9.30 per share, which represents a 30% premium to the 30-day VWAP for NEXT common stock for the 30 trading-day period immediately preceding the Subsequent Closing Date (the “Tranche C Warrants”) to the lenders of the Incremental Term Loan to subscribe for an aggregate of 2,045,428 shares of NEXT common stock. The Tranche C Warrants may be exercised by the holder thereof solely on a cashless exercise basis at any time prior to May 14, 2030.

The Tranche C Warrants are also subject to anti-dilution protection upon certain issuances of Company securities at an effective price below the fair market value of the Company’s capital stock, as determined in accordance with the Tranche C Warrants. In addition, the exercise price and the number of shares of NEXT common stock underlying the Tranche C Warrants are subject to customary adjustment for stock splits, reverse splits, mergers, combinations, and other similar corporate transactions.

The Tranche C Warrants were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of the Tranche C Warrants does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements will be met.

In connection with the issuance of the Tranche C Warrants, NEXT entered into an amended and restated registration rights agreement with the holders of the warrants issued on the Original Closing Date (the “Original Warrants” and together with the Series C Warrants, the “Warrants”) and the holders of the Tranche C Warrants (the “Amended Registration Rights Agreement”). The Amended Registration Rights Agreement provides that NEXT is required to file a registration statement within twelve (12) months of the Subsequent Closing Date to permit the resale of shares of NEXT common stock to be issued upon exercise of the Warrants. Additionally, the holders of the Warrants may in certain instances elect to dispose of shares of NEXT common stock pursuant to an underwritten block trade and will have piggy-back registration rights. The Amended Registration Rights Agreement also contains customary indemnification obligations.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel